UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2022

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2022, P3 Health Partners Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Second Quarter Form 10-Q”) would be delayed. On August 17, 2022, the Company received a notification letter (the “August 17 Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the delay in filing the Second Quarter Form 10-Q with the Securities and Exchange Commission (the “SEC”), along with the Company’s continued delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “First Quarter Form 10-Q”), the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic reports with the SEC. The receipt of the August 17 Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Capital Market.

The Company previously disclosed the delay in and circumstances behind the late filing the Form 10-K in a Notification of Late Filing on Form 12b-25 filed on March 31, 2022 and the late filing the First Quarter 10-Q in a Notification of Late Filing on Form 12b-25 filed on May 17, 2022, each of which were discussed in the Company’s Current Report on Form 8-K filed on May 24, 2022.

Nasdaq previously granted the Company a period of 180 calendar dates from the prescribed due date of the Form 10-K, or until September 27, 2022, to regain compliance with the Nasdaq listing rules. The August 17 Notice indicates that any additional Nasdaq Staff exception to allow the Company to regain compliance with all delinquent filings, including the Second Quarter Form 10-Q, will be limited to September 27, 2022. The August 17 Notice also requires the Company to submit to Nasdaq an update to the Company’s previously submitted compliance plan no later than September 1, 2022, indicating the progress the Company has made toward implementing the original compliance plan, including addressing the filing of the Second Quarter Form 10-Q.

The Company continues to work diligently to complete the Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q and expects to file these periodic reports with the SEC on or prior to September 27, 2022.

Item 7.01. Regulation FD Disclosure.

A press release, dated August 19, 2022, disclosing the Company’s receipt of the August 17 Notice referenced above is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of P3 Health Partners Inc., dated August 19, 2022.
104	Cover Page Interactive File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	August 19, 2022	By:	/s/ Eric Atkins
Eric Atkins Chief Financial Officer